841 International Equity Fund
6/30/03 annual

Because the electronic format for filing Form N-SAR does not provide adequate space for responding to certain items correctly, the correct answers are as follows:

72DD1 	(000s omitted)

Class A		13,234
Class B		--
Class C		--

72DD2	(000s omitted)

Class M		--
Class R		--
Class Y		7,610

73A1

Class A		0.035
Class B		--
Class C		--

73A2

Class M		--
Class R		--
Class Y		0.078

74U1	(000s omitted)

Class A		393,250
Class B		112,700
Class C		  31,371

74U2	(000s omitted)

Class M		  10,934
Class R                  --
Class Y	   	  112,076

74V1

Class A		17.43
Class B		16.79
Class C		17.05

74V2

Class M		17.13
Class R     	17.42
Class Y		17.57